EXHIBIT 99.1

                    TEXT OF PRESS RELEASE DATED JULY 1, 2002





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                AUTODAQ AND AUTOTRADECENTER SIGN MERGER AGREEMENT

     Combined Entity Becomes Most Comprehensive Source For Internet Vehicle
                              Remarketing Services

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         MENLO PARK,  CA and MESA, AZ - July 1, 2002 - Autodaq  Corporation  and
AutoTradeCenter.com  Inc. (OTC BB: AUTC - news) announced today the signing of a
definitive  merger   agreement.   The  combined  entity  offers  the  automotive
remarketing industry the most comprehensive set of remarketing services for manufacturers, leasing, rental and fleet companies as well as wholesalers and automobile retailers.

         The new AutoTradeCenter, Inc. will continue trading on the OTCBB under the current symbol AUTC. Three members of AutoTradeCenter.com's current Board of Directors will join the new entity's Board of Directors following the closing of the merger. The senior management of both entities will remain with the combined entity. Adam Boyden, president and chief executive officer of Autodaq, will be the chief executive officer of the new entity, and Roger L. Butterwick, president of AutoTradeCenter.com, will be the chief financial officer. The merged entity will retain its administrative offices and technology group in Menlo Park, the Internet dealer services operation center in Mesa and Coconut Creek, Florida, and the remarketing management, lease maturity management and sales and leadership-training center in Minneapolis.

         "This is an important step that will accelerate our strategy and position us as leaders in remarketing technology, operational expertise and proven vehicle sales," said Boyden. "In addition to the clear strategic benefits of combining two highly complementary organizations, we create substantial value through significant cost structure improvements and access to new growth opportunities. This combination puts us into a leadership role in our industry segment."

         Butterwick said, "We are creating a new kind of industry leader - one founded on superior customer service, world-class technology and infrastructure, and the industry's best performing products and services. With our combined resources, we can deepen our commitment to excellence in automotive remarketing services."

         The new combined entity will be uniquely positioned to leverage its expertise and experience operating successful remarketing programs for such companies including Audi, Honda, Hyundai, Isuzu, Suzuki, Volvo, Enterprise Rent-a-Car, and several other banks and financial institutions.

         Under the terms of the agreement, AutoTradeCenter.com shareholders will receive shares of Common Stock and Preferred Stock in a newly-formed Delaware

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company,  AutoTradeCenter,  Inc.   Autodaq shareholders  will receive  shares of
Common Stock and various classes of Preferred Stock in AutoTradeCenter, Inc.

         As a result of the foregoing transactions, following the merger the current shareholders of AutoTradeCenter.com will own approximately 26.5% of the new company's fully-diluted capital stock (including, for purposes of this calculation, shares of Common Stock reserved for issuance pursuant to the company's stock option plan), and the current shareholders of Autodaq will own approximately 64% of the new company's capital stock. Senior management of AutoTradeCenter.com will receive options to purchase up to an aggregate of 4.5% of the new entity's Common Stock. Shares of Common Stock reserved for issuance pursuant to the company's stock plan will constitute the remaining 5% of the company's capital stock. The transaction will be accounted for as a purchase and is intended to qualify as tax-free to the shareholders of AutoTradeCenter.com and Autodaq. The transaction is expected to close in the second half of 2002. The merger is subject to approval of the shareholders of AutoTradeCenter.com and Autodaq, as well as other customary closing conditions. Autodaq shareholders holding shares sufficient to approve the merger delivered voting agreements and proxies in which they agreed to vote their shares in favor of the merger. The agreement requires AutoTradeCenter.com to deliver voting agreements and proxies from shareholders holding shares sufficient to approve the merger on or before July 19, 2002. In the event AutoTradeCenter.com fails to deliver such voting agreements as previously described, an affiliate of Autodaq may exercise a warrant convertible into a majority of AutoTradeCenter.com's capital stock for nominal consideration.

         Additionally, as part of the agreement, Autodaq loaned AutoTradeCenter.com approximately $1 million, which AutoTradeCenter.com used to retire its indebtedness under a credit facility due on June 30, 2002 and to terminate a services agreement related to such credit facility. AutoTradeCenter.com is not required to make payments to Autodaq under the loan prior to the closing of the merger. As partial consideration for such loan, AutoTradeCenter.com provided an affiliate of Autodaq with a warrant to purchase shares equal to approximately 5% of AutoTradeCenter.com's Common Stock on a fully-diluted basis at an exercise price equal to the fair market value of AutoTradeCenter.com's Common Stock.


ADDITIONAL INFORMATION AND WHERE TO FIND IT

         AutoTradeCenter.com intends to mail a proxy statement to its shareholders in connection with the transaction. Investors and security holders of AutoTradeCenter.com are urged to read the proxy statement when it becomes available because it will contain important information about AutoTradeCenter.com, Autodaq and the transaction. Investors and security holders may obtain a free copy of the proxy statement (when it is available) at the SEC's web site at WWW.SEC.GOV. A free copy of the proxy statement may also be obtained from AutoTradeCenter.com. In addition to the proxy statement, AutoTradeCenter.com files annual, quarterly and special reports and other information with the SEC. Investors may read and copy any of these reports, statements and other


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information at the SEC's public reference rooms located at 450 5th Street, N.W.,
Washington,  D.C., 20549,  or any  of  the SEC's  other  public  reference rooms
located   in  New   York  and   Chicago.  Investors  should   call  the  SEC  at
1-800-SEC-0330 for further information on these public reference rooms. The reports, statements and other information filed by AutoTradeCenter.com with the SEC are also available for free at the SEC's web site at WWW.SEC.GOV. A free copy of these reports, statements and other information may also be obtained from AutoTradeCenter.com.

FORWARD LOOKING STATEMENT

         This news release contains forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of expected synergies, timing of closing, industry ranking, execution of integration plans and management and organizational structure are all forward-looking statements. Risks, uncertainties and assumptions include the possibility that the market for the sale of certain products and services may not develop as expected; that development of these products and services may not proceed as planned; that the transaction does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory and other approval; that the conditions to the closing of the merger described above do not occur; or that prior to the closing of the proposed merger, the businesses of the companies suffer due to uncertainty; that the parties are unable to transition customers, successfully execute their integration strategies, or achieve planned synergies; other risks that are described from time to time in AutoTradeCenter.com's Securities and Exchange Commission reports. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, AutoTradeCenter.com's and Autodaq's results could differ materially from the expectations in these statements. AutoTradeCenter.com and Autodaq assume no obligation and do not intend to update these forward-looking statements.

PRESS CONTACTS:

Autodaq: Amy Hendrickson 952.736.8800 or e-mail: ahendrickson@autodaq.com AutoTradeCenter.com: Lucy Seegan 480.556.6701 ext. 405 or e-mail:
lseegan@autotradecenter.com

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1027380/15012-1




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